UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2024

ENVIROTECH VEHICLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
1425 Ohlendorf Road Osceola, AR	72370
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On September 16, 2024, Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), entered into securities purchase agreements with three private investors with respect to the private placement (the “Private Placement”) of an aggregate of 451,806 shares of the Company’s common stock, $0.00001 par value (the “Common Stock”), at a price of $1.66 per share and warrants to purchase up to an aggregate of 451,806 shares of Common Stock, which caused the aggregate number of equity securities sold by the Company in private placements or other transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), since the Company’s last periodic report (as filed on August 14, 2024) to exceed 5% of the number of outstanding shares of Common Stock. The Company shall receive aggregate gross cash proceeds from the Private Placement (exclusive of proceeds from any future exercise of the Warrants) of $750,000.

The Warrants have a term of two years and are exercisable at any time after September 16, 2024, at an exercise price of $1.66 per share.

The shares of Common Stock and Warrants were issued and sold by the Company in the Private Placement without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering. The shares of Common Stock sold in the Private Placement are, and the shares of Common Stock to be issued upon the exercise of the Warrants will be, restricted securities that have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Date: September 19, 2024	By:	/s/ Franklin Lim
Franklin Lim
Chief Financial Officer